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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Eastern Environmental Services, Inc.:

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
     (i)    on Form S-8 (Registration Statement No. 33-25155),
     (ii)   on Form S-8 (Post-Effective Amendment No.2 to Registration Statement No. 33-21251),
     (iii)  on Form S-8 (Registration Statement No. 33-37374),
     (iv)   on Form S-8 (Registration Statement No. 33-45250),
     (v)    on Form S-3 (Amendment No. 1 to Registration Statement No. 333-00283),
     (vi)   on Form S-8 (Post-Effective Amendment No. 1 to Registration Statement No. 333-28627),
     (vii)  on Form S-3 (Post-Effective Amendment No. 2 to Registration Statement No. 333-32361),
     (viii) on Form S-3 (Registration Statement No. 333-47089),
     (ix)   on Form S-4 (Amendment No. 1 to Registration Statement No. 333-37845), and
     (x)    on Form S-8 (Registration Statement No. 333-48265)

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of our report dated April 29, 1998, with respect to the consolidated financial statements of Atlantic Waste Disposal, Inc. and subsidiaries as of and for the years ended June 30, 1997 and 1996 appearing in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated on or about April 29, 1998.

/s/ Deloitte & Touche LLP
_________________________

Richmond, Virginia
April 29, 1998